Exhibit 23.7  CONSENT OF INDEPENDENT AUDITORS

BECKSTEAD AND WATTS, LLP
----------------------------
Certified Public Accountants
                                                         3340 Wynn Road, Ste B.
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated July 30, 2003, accompanying the financial statements of Nutri Pharmaceuticals Research, Inc. on Form SB-2/A for the period ended June 30, 2003 and for the period of April 4, 2003 (inception date) through June 30, 2003. We hereby consent to the incorporation by reference of said report on the Post Effective Amendment of Nutri Pharmaceuticals Research, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP
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August 4, 2003

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